Exhibit 99.1

Contact:	Andy Albert/John Patenaude	Judy Brennan/Rich Coyle
	Nashua Corporation	Citigate Sard Verbinnen
	847-318-1710/603-880-2145	212-687-8080
NASHUA REPORTS SECOND QUARTER 2005 RESULTS
     NASHUA, N.H., August 2, 2005 — Nashua Corporation (NYSE: NSH), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the second quarter ended July 1, 2005.
Net sales for the second quarter of 2005 were $73.2 million, compared to $72.6 million for the second quarter of 2004. Gross margin for the second quarter of 2005 was $12.1 million, or 16.5%, compared to $13.6 million, or 18.7%, for the second quarter of 2004. Pre-tax income from continuing operations was $0.4 million in the second quarter of 2005 compared to $1.5 million in the second quarter of 2004. Income from continuing operations, net of income taxes, was $0.2 million in the second quarter of 2005, or $0.03 per share, compared to $0.9 million, or $0.16 per share, in the second quarter of 2004. Net income for the second quarter of 2005, which included income of $1.2 million, or $0.20 per share, from discontinued operations related to the settlement of tax issues with the Internal Revenue Service, was $1.4 million, or $0.23 per share. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $3.3 million for the second quarter of 2005 compared to $3.8 million for the second quarter of 2004.
Net sales for the six months ended July 1, 2005, were $146.4 million, compared to $143.9 million for the first half of 2004. Gross margin for the first half of 2005 was $23.6 million, or 16.1%, compared to $27.6 million, or 19.2%, for the first half of 2004. Pre-tax loss from continuing operations for the first six months of 2005 was $2.2 million, compared to pretax income of $3.0 million in the first half of 2004. Loss from continuing operations, net of income taxes, for the first half of 2005 was $1.5 million, or $0.24 per share, compared to income from continuing operations, net of income taxes, of $1.9 million, or $0.31 per share, for the first half of 2004. Net loss, including income from discontinued operations, was $0.2 million, or $0.04 per share, for the first half of 2005.
Commenting on the Company’s second quarter performance, Andrew Albert, Chairman, President and Chief Executive Officer of Nashua, said, “While net sales increased on both a quarterly and year-to-date basis, margins continue to be impacted by rising costs and the effect of accelerating depreciation related to the exiting of the Toner business. Toner’s second quarter accelerated depreciation was approximately $580,000,” Albert added, “In a business environment that remains challenging, Nashua is making progress as our margins improved incrementally in the second quarter of 2005 as compared to the first quarter of 2005. Each business unit has plans in place to achieve further improvement. Corporate expenses were negatively impacted during the second quarter of 2005 by approximately $300,000 related to one-time professional fees. Continued positive expense controls coupled with higher margins are essential to restore earnings to an acceptable level.”
Continued Albert, “During the second quarter of 2005 Nashua settled the 1995 to 2000 tax case with the Internal Revenue Service, thereby addressing a legacy issue in a manner that benefited Nashua on a positive basis. The tax settlement is another positive development as it provides a definitive and favorable resolution to a lingering issue that absorbed management time and expense.”

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Business Segment Highlights
Nashua’s Label segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported net sales for the second quarter of 2005 of $26.6 million, gross margin of $3.8 million, or 14.1%, and pre-tax income of $1.2 million. Net sales for the second quarter of 2004 were $26.0 million, gross margin was $4.8 million, or 18.4%, and pre-tax income was $2.0 million.
“Increased net sales in the Label segment resulted from greater sales of automatic identification, pharmacy and radio frequency identification (RFID) labels, which were partially offset by lower sales of supermarket and EDP products. Margins were negatively impacted by material price increases, which continued to rise faster than our ability to increase prices, and by continued pricing pressures in the marketplace. The lower margins in the quarter also resulted in lower pre-tax income for the Label Products segment,” Albert stated. “We will continue to pursue areas of major improvement for the remainder of the year either through price increases or material substitutions.”
During the second quarter of 2005 Nashua acquired the assets of Label Systems International, Inc. (LSI), providing the Company with an expanded pharmacy, and grocery label and toner cartridge product line. The acquisition of LSI’s St. Augustine, Florida facility also expanded Nashua’s manufacturing base. “We expect the addition of the LSI team will enable Label to expand its product offerings to current customers while offering an improved distribution and manufacturing base. Our objective is to profitability integrate LSI into our Label operation, and to rapidly expand LSI’s $16 million sales base,” said Albert.
Nashua’s Radio Frequency Identification (RFID) initiative made notable progress in the second quarter of 2005 as the Company began fulfilling customer orders in significant volumes. “Our RFID product is proving successful in the marketplace, and we anticipate shipping at least $850,000 of product in 2005,” Albert stated. “We also were delighted with the recent announcement of a strategic alliance with Printronix, Inc., a leading integrated supply chain printing solutions manufacturer. This alliance will provide superior products and services to customers and thus advance the use of RFID applications to enhance supply chain management capabilities. For Nashua, this agreement is an important milestone, and should expand the use of our RFID labels in the marketplace.”
“We also are continuing to pursue other business relationships and alliances for our RFID product line,” Albert said.
Nashua’s Specialty Paper segment, which includes the paper coating and converting operations, produces a wide range of applications for labeling, packaging, ticketing and point of sale transactions as well as carbonless papers and thermal, dry gum and heal-seal products for use in the transportation, retail, gaming, shipping and delivery, entertainment, medical and distribution industries. Specialty Paper reported net sales for the second quarter of 2005 of $41.4 million, gross margin of $7.6 million, or 18.4%, and pre-tax income of $1.5 million. Net sales for the second quarter of 2004 were $42.1 million, gross margin was $8.0 million, or 19.0%, and pre-tax income was $1.7 million.
“The net sales decline for the second quarter of 2005 resulted from lower sales of mature dry gum and carbonless products, and thermal ticket and tag products in the Coated business, which were partially offset by increases in the wide-format product lines used in architectural and engineering applications and in thermal products utilized in point of sale applications,” stated Albert. “Margins were impacted

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by material price increases that outpaced pricing increases. Margins have increased over those reported in the first quarter of 2005. Expense control mitigated the impact of the lower margins on pre-tax income, which was slightly below that reported in the prior year.”
Albert said, “We are making progress in addressing the impact of raw material price increases in the Specialty Paper segment, and continue to focus on value-added products, such as wide-format, where sales have increase by approximately 37% over the same quarter last year. In addition, we have completed the move of our wide-format business from Morristown, Tennessee to our recently acquired building in Jefferson, Tennessee, and also have installed state-of-the-art packaging at the Jefferson City, Tennessee converting facility. This move places all of our Tennessee operations on one 43-acre campus. Going forward, we will continue to maintain our disciplined approach and pursue those business opportunities that will provide an acceptable return.”
Nashua’s Imaging Supplies, or Toner, segment reported net sales for the second quarter of 2005 of $6.4 million, gross margin of $0.7 million, or 11.1%, and pre-tax loss of $0.1 million. Net sales for the second quarter of 2004 were $5.7 million, gross margin was $0.9 million, or 14.9%, and pre-tax loss was $0.1 million.
“The increase in Toner Products net sales resulted mainly from incremental sales of OEM compatible toner products,” noted Albert. “Margins were lower due to the increased depreciation of approximately $580,000 on equipment associated with our strategic decision to exit the Toner business by March 31, 2006. The lower margins resulted in lower pre-tax income for the second quarter of 2005.”
Albert stated, “As an update to our strategy to exit the Toner business by March 31, 2006, we continue to successfully serve our customers and are in various stages of discussions with parties who are interested in the acquisition of intellectual property and equipment utilized in the Toner business. In addition, our real estate in Merrimack, New Hampshire has been listed for sale. As previously indicated, we expect the exit of the Toner business may be cash positive for the Company.”
Use of Non-GAAP Measures
EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.
About Nashua
Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The

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Company’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.
Forward-looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan,” “should,” “will,” “expects,” “anticipates” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Second Quarter 2005 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended July 1 and July 2, respectively	Three Months		Six Months
In thousands, except per share amounts (Unaudited)	2005	2004	2005	2004
Net sales	$73,234	$72,625	$146,411	$143,857
Cost of products sold	61,136	59,012	122,808	116,299

Gross margin	$12,098	$13,613	$23,603	$27,558
Gross margin %	16.5%	18.7%	16.1%	19.2%

Selling, distribution and administrative expenses	10,947	11,123	22,049	22,539
Research	328	502	890	1,056
Loss from equity investment	—	160	—	299
Interest expense, net	416	318	825	632
Special charges(1)	1	—	1,686
Net loss on curtailment of post retirement plans(2)	—	—	385	—

Income (loss) from continuing operations before income taxes (benefit)	406	1,510	(2,232)	3,032

Income tax provision (benefit)	238	569	(780)	1,160

Income (loss) from continuing operations	168	941	(1,452)	1,872

Income from discontinued operations, net of taxes(3)	1,235	—	1,235	—

Net income (loss)	$1,403	$941	$(217)	$1,872

Earnings per share:
Income (loss) from continuing operations	$0.03	$0.16	$(0.24)	$0.31
Income from discontinued operations
Income from discontinued operations	0.20	0.00	0.20	0.00

Net income (loss) per common share	$0.23	$0.16	$(0.04)	$0.31

Average common shares	6,084	6,003	6,081	5,980

Income (loss) per common share from continuing operations assuming dilution	$0.03	$0.15	$(0.24)	$0.31
Income per common share from discontinued operations assuming dilution	0.20	—	0.20	—

Net income (loss) per common share assuming dilution	$0.23	$0.15	$(0.04)	$0.31

Average common and potential common shares	6,202	6,111	6,081	6,091

(1)	Special charges for the six months ended July 1, 2005 represents a provision for severance related to a workforce reduction associated with our decision to exit the toner and developer business included in our Imaging Supplies segment.

(2)	Net loss on curtailment of postretirement plans for the six months ended July 1, 2005 represents a loss related to the curtailment of pension benefits for hourly employees included in our Imaging Supplies segment.

(3)	Net income from discontinued operations for the three and six months ended July 1, 2005 represents a $1.2 million tax benefit related to the settlement of outstanding Internal Revenue Service audits.

Second Quarter 2005 Earnings Results

NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET

	(Unaudited)
	July 1	December 31
Dollars in thousands	2005	2004
Assets
Cash and cash equivalents	$753	$884
Restricted cash	—	1,202
Accounts receivable	33,974	33,501
Inventories	27,407	25,225
Other current assets	5,159	4,493

Total current assets	67,293	65,305

Plant and equipment, net	40,054	39,845
Goodwill, net of amortization	32,330	31,516
Intangibles, net of amortization	1,228	1,451
Other assets	13,757	12,843

Total assets	$154,662	$150,960

Liabilities and Shareholders’ Equity
Accounts payable	$21,641	$16,751
Accrued expenses	12,205	12,782
Current maturities of long-term debt	3,400	3,400
Current maturities of notes payable	777	710

Total current liabilities	38,023	33,643

Long-term debt	25,400	27,350
Notes payable	428	250
Other long-term liabilities	25,025	23,769

Total long-term liabilities	50,853	51,369

Common stock and additional capital	21,748	21,693
Retained earnings	57,047	57,264
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(13,009)	(13,009)

Total shareholders’ equity	65,786	65,948

Total liabilities and shareholders’ equity	$154,662	$150,960

(a)	Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a decline in the fair market values of equities held by company-sponsored pension plans.

Second Quarter 2005 Earnings Results

NASHUA CORPORATION RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Periods ended July 1 and July 2, respectively	Three Months		Six Months
In thousands (Unaudited)	2005	2004	2005	2004
Net income	$1,403	$941	$(217)	$1,872
Add back:
Interest expense, net	416	318	825	632
Income tax provision (benefit)	(997)	569	(2,015)	1,160
Depreciation on fixed assets	2,387	1,829	4,294	3,673
Amortization of intangible assets	109	103	223	216

Earnings before interest, taxes, depreciation and amortization	$3,318	$3,760	$3,110	$7,553

Second Quarter 2005 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended July 1 and July 2, respectively	Three Months		Six Months
Dollars in thousands (Unaudited)	2005	2004	2005	2004
NET SALES

Label Products	$26,594	$25,992	$52,922	$51,765
Specialty Paper Products	41,439	42,117	83,665	82,405
Imaging Supplies	6,408	5,721	$12,282	12,172

Reconciling Items:
Eliminations	(1,207)	(1,205)	(2,458)	(2,485)

Net sales	$73,234	$72,625	$146,411	$143,857

PRETAX INCOME

Label Products	$1,183	$1,983	$2,346	$3,921
Specialty Paper Products	1,523	1,699	1,762	3,367
Imaging Supplies (1)	(75)	(129)	(2,057)	17

Reconciling Items:
Other income (loss)(2)	—	(10)	68	(21)
Unallocated corporate expenses	(1,809)	(1,715)	(3,526)	(3,620)
Interest expense, net	(416)	(318)	(825)	(632)

Total pretax income	$406	$1,510	$(2,232)	$3,032

DEPRECIATION AND AMORTIZATION

Label Products	$680	$627	$1,339	$1,238
Specialty Paper Products	824	874	1,758	1,781
Imaging Supplies	879	333	1,192	677
Reconciling Item:
Corporate	113	98	228	193

Total Depreciation and Amortization	$2,496	$1,932	$4,517	$3,889

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$252	$359	$737	$618
Specialty Paper Products	924	523	1,895	912
Imaging Supplies	—	58	5	135
Reconciling Item:
Corporate	49	39	66	132

Total Investment in plant and equipment	$1,225	$979	$2,703	$1,797

(1)	Imaging Supplies pretax loss for the six months ended July 1, 2005, includes special charges of $1.7 million representing a provision for severance related to workforce reductions and a net loss on curtailment of pension plans of $.4 million both associated with our decision to exit the toner and developer business.

(2)	Represents other operating activity which falls below the quantitative threshold for a reportable segment.